Filed Pursuant to Rule 424(b)(5)

Registration No.: 333-276698

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 14, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 6, 2024)

                            Shares of Common Stock

Pre-Funded Warrants to Purchase up to             Shares of Common Stock

Shares of Common Stock Underlying the Pre-Funded Warrants

Xcel Brands, Inc.

This is a public offering of common stock and pre-funded warrants of Xcel Brands, Inc. We are offering                 shares of our common stock. The public offering price for each share of common stock is $                  . We are also offering to those purchasers, if any, whose purchase of shares of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, or the Pre-Funded Warrants, in lieu of shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. The public offering price of each Pre-Funded Warrant will equal the price per share in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will equal $0.001 per share. This offering also relates to the shares of common stock issuable upon exercise of the Pre-Funded Warrants sold in this offering.

Certain members of our management have indicated an interest in purchasing up to 10% of the securities sold in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell or not sell shares to members of our management, and members of our management could determine to purchase or not purchase units in this offering.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XELB.” On March 13, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.98 per share. As of March 14, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $15,858,199 based on 10,231,096 shares of common stock held by such non-affiliates, and a per share price of $1.55 the closing sale price of our common stock on January 23, 2024. During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement (but excluding this offering), we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Per Pre- Funded Warrant	Total
Public Offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Offering proceeds, before expenses	$	$	$

(1)	We refer you to the section entitled “Underwriting” beginning on page S-25 of this prospectus supplement for a description of the compensation to be received by the underwriters.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock and Pre-Funded Warrants against payment therefor on or about March    , 2024.

Craig-Hallum

The date of this prospectus supplement is March         , 2024

TABLE OF CONTENT

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 (File 333-276698) that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the underwriters have not, authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information. Except where the context requires otherwise, references in this prospectus supplement to “Xcel,” “the Company,” “we,” “us” and “our” refer to Xcel Brands, Inc., a Delaware corporation, together with its consolidated subsidiaries.

Xcel Brands and our logo are some of our trademarks used in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement and the accompanying prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “might,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “continues,” “intends” or “anticipates” or the negative thereof or comparable terminology, although not all forward-looking statement contain these identifying words.

Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in or implied by any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before investing in our securities, you should carefully read this entire prospectus, including the information incorporated by reference herein, especially the matters discussed in the information set forth under the sections titled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

Xcel is a media and consumer products company engaged in the design, licensing, marketing, live streaming, and social commerce sales of branded apparel, footwear, accessories, fine jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands.  Xcel was founded in 2011 with a vision to reimagine shopping, entertainment, and social media as social commerce.  Currently, the Company’s brand portfolio consists of the LOGO by Lori Goldstein brand (the “Lori Goldstein Brand”), the Halston brands (the “Halston Brand”), the Judith Ripka brands (the “Ripka Brand”), the C Wonder brands (the “C Wonder Brand”), the Longaberger brand (the “Longaberger Brand”), the Isaac Mizrahi brands (the “Isaac Mizrahi Brand”), the TWRHLL by Christie Brinkley brand (the “CB Brand”), and other proprietary brands:

•	The Lori Goldstein Brand, Halston Brand, Ripka Brand, and C Wonder Brand are wholly owned by the Company.

•	We manage the Longaberger Brand through our 50% ownership interest in Longaberger Licensing, LLC, and the CB Brand is a co-brand between Xcel and Christie Brinkley.

•	The Company wholly owned and managed the Isaac Mizrahi Brand through May 31, 2022. On May 31, 2022, we sold a majority interest in the brand to a third party, but retained a 30% noncontrolling interest in the brand and continue to contribute to the operations of the brand through a service agreement.

The Company also owns a thirty percent (30%) interest in ORME Live Inc., or ORME, a short-form video and social commerce marketplace that is launching in Spring 2024.

Xcel continues to pioneer a true omni-channel and social commerce sales strategy which includes the promotion and sale of products under its brands through interactive television, digital live-stream shopping, social commerce, traditional bricks and mortar retailers, and e-commerce channels to be everywhere its customers shop.  Our brands have generated over $4 billion in retail sales via live streaming in interactive television and digital channels alone, and our brands collectively reach over five million social media followers through Facebook, Instagram, and TikTok. All of the followers may not be unique followers as many followers may follow multiple brands and follow our brands on multiple platforms.

Our objective is to build a diversified portfolio of lifestyle consumer brands through organic growth and the strategic acquisition of new brands.  To grow our brands, we are focused on the following primary strategies:

•	distribution and/or licensing of our brands for sale through interactive television (i.e., QVC, HSN, The Shopping Channel, JTV, etc.);

•	licensing of our brands to retailers that sell to the end consumer;

•	direct-to-consumer distribution of our brands through e-commerce and live streaming;

•	licensing our brands to manufacturers and retailers for promotion and distribution through e-commerce, social commerce, and traditional brick-and-mortar retail channels; and

•	acquiring additional consumer brands and integrating them into our operating platform and leveraging our operating infrastructure and distribution relationships.

We believe that Xcel offers a strong value proposition to our retail and direct-to-consumer customers and our licensees for the following reasons:

•	our management team, including our officers’ and directors’ experience in, and relationships within the industry;

•	our deep knowledge, expertise, and proprietary technology in live streaming and social commerce;

•	our design, sales, marketing, and technology platform that enables us to design trend-right product; and

•	our significant media and digital presence.

Growth Strategy

We plan to continue to grow our brands and business through three primary strategies: organic growth in our existing brands, developing new brands that are well positioned in social commerce, and the acquisition of brands and businesses that fit our long-term strategy.

With respect to organic growth in our existing brands, we have recently entered into master license agreements for our Halston Brands and Judith Ripka Brands. The Halston license agreement is with G-III Apparel Group, which is a publicly traded company and one of the largest designers and suppliers of wholesale apparel and accessories in the world, with revenue of over $3,000,000,000 last year. While the license provides for guaranteed minimum royalties to us during the term, which extends for 25 years, including an initial term of five years and renewal options, G-III is expected to launch the brand through its existing distribution channels in Fall 2024, we expect that the business and corresponding royalty revenues to Xcel will ramp up beginning with the launch. Additionally, we entered into a direct-to-retail license in 2023 with America’s Collectible Network, dba JTV, for our Judith Ripka Brands, which officially launched on its television channel in October 2023 and which we expect to continue to ramp up in 2024 and beyond as JTV has expressed plans to make Judith Ripka one of the core brands on its network. Finally, C. Wonder launched on HSN in mid-2023, and performed extremely well in its launch year. HSN advised us that it has planned increases in the business in 2024 that we expect will result in increased revenues from the brand in 2024 and beyond. We are also working on licensing other categories under the C. Wonder brand for distribution both on HSN and outside of the network.

TWRHLL by Christie Brinkley is a brand that we are scheduled to launch in May 2024 on HSN, and with plans to license and launch products outside of HSN starting in 2025. While this is a new brand for Xcel, it is an example of a brand that we developed with low up-front costs and were able to leverage our unique experience, relationships, and social commerce knowledge to launch. We’re excited about launching this brand with Christie Brinkley, and expect to launch at least one other similarly developed brand later this year.

We have a proven track record for acquiring brands and/or businesses that are strategically important to and synergistic with our business, and are consistently reviewing potential acquisition targets. Potential acquisitions may include established or newer brands that do or would perform well in live-streaming or social commerce, direct-to-consumer brands or platforms with significant consumer following, or established media companies which could benefit from our expertise in direct-response television, live-streaming, and social commerce. While our strategy is not dependent on such acquisitions, we carefully consider potential acquisitions as a means to leverage our infrastructure and expertise and accelerate our growth.

Finally, in December 2023, Xcel acquired a 30% interest in ORME, which is a brand new short-form video social commerce marketplace that launched in the first quarter of 2024. While we will not consolidate ORME’s financial results of operations with our own given our minority non-controlling position in the business and do not anticipate receiving regular dividends or other distributions from ORME in the near future, we believe that ORME has significant growth potential and would add significant value to Xcel, both through our equity interest in ORME as well as our ability to leverage ORME in order to grow additional direct-to-consumer brands that would perform well in social commerce pursuant to our aforementioned brand development and acquisition strategies. ORME licenses the technology utilized by its marketplace from KonnectBio Inc., of which Robert D’Loren, the Company’s Chairman of the Board, Chief executive officer and President, owns an approximate 20% non-controlling interest.

Recent Developments

Prior to 2023, the Company engaged in certain wholesale and direct-to-consumer sales of products under its brands. In 2023, we signed master license agreements for our Halston and Judith Ripka brands, and license agreements for the supply of products under certain on our brands to HSN, that enabled us outsource a majority of our wholesale and direct-to-consumer operations and revert to a working capital light business model. In addition to licensing out the brands described above, we outsourced Longaberger through a license agreement with a third party to operate and manage the Longaberger e-commerce website in the fourth quarter of 2023 and have recently launched Longaberger on ORME in early 2024.

Preliminary 2023 Unaudited Revenue Results

We preliminarily estimate that for the three months ended December 31, 2023, our revenues were approximately $2,130,000 and our net loss was approximately $(6,666,000) and for the year ended December 31, 2023, our revenues were approximately $17,600,000 and our net loss was approximately $(20,920,000). We also preliminarily estimate that we had cash and cash equivalents of $3,000,000 as of December 31, 2023.   The estimated revenue, net income and cash and cash equivalents results for 2023 are preliminary and unaudited, represent management’s estimate as of the date of the release and are subject to completion of our financial closing procedures. Our independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the preliminary unaudited results. It is possible that we or our independent registered public accounting firm may identify items that require us to make adjustments to the preliminary estimates set forth above. Accordingly, undue reliance should not be placed on the preliminary estimates. The preliminary estimates are not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus supplement and accompanying prospectus and the information incorporated by reference herein, including our financial statements, related notes and other financial information included herein.

Corporate Information

The Company was incorporated on August 31, 1989 in the State of Delaware under the name Houston Operating Company.  On April 19, 2005, we changed our name to NetFabric Holdings, Inc. On September 29, 2011, Xcel Brands, Inc., a privately-held Delaware corporation (which we refer to as Old Xcel), Netfabric Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and certain stockholders of the Company entered into an agreement of merger and plan of reorganization pursuant to which Netfabric Acquisition Corp. was merged with and into Old Xcel, with Old Xcel surviving as a wholly owned subsidiary of the Company.  On September 29, 2011, we changed our name to Xcel Brands, Inc.

Our principal office is located at 1333 Broadway, New York, NY 10018.  Our telephone number is (347) 727-2474.

Additionally, we maintain websites for our respective brands and an e-commerce site for our Judith Ripka brand at www.isaacmizrahi.com, www.halston.com, www.cwonder.com, www.longaberger.com, www.lorigoldstein.com, and www.judithripka.com.  Our corporate website is www.xcelbrands.com.  The information contained on, or that can be accessed through, our websites is not part of, and should not be construed as being incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us	shares

Pre-Funded Warrants	We are also offering to those purchasers, if any, whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, Pre-Funded Warrants in lieu of shares of our common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. The purchase price of each Pre-Funded Warrant is equal to the price at which the share of common stock is being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants are exercisable at any time after the date of issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus supplement also relates to the shares of common stock issuable upon exercise of the Pre-Funded Warrants sold in this offering. See “Description of Our Securities Offered” for a discussion of the terms of the Pre-Funded Warrants.

Total common stock to be outstanding immediately after this offering	Shares, assuming the exercise of all of the Pre-Funded Warrants offered and sold by us in this offering.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $ million (excluding any proceeds that may be received upon the cash exercise of the Pre-Funded Warrants issued in this offering). We intend to use the net proceeds from this offering for working capital and general corporate purposes. See the “Use of Proceeds” section of this prospectus supplement beginning on page S-15 for additional information.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S- 9 and the documents referred to therein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Lock-up agreements

We have agreed to not sell any shares of our common stock, or any securities convertible into or exercisable or exchangeable into shares of common stock, subject to certain exceptions, for a period of 60 days after the closing of this offering unless we obtain prior written consent of the underwriter.  In addition, each of our directors and executive officers and their affiliates has entered into a lock-up agreement with the pursuant to which such individuals may not sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock during the period from the closing of this offering continuing through the date 60 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “XELB.” There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

The number of shares of our common stock to be outstanding after this offering is based on 19,878,054 shares of our common stock outstanding as of March 14, 2024 and excludes:

•	4,848,540 shares of our common stock issuable upon the exercise of stock options outstanding under our 2011 Equity Incentive Plan and our 2021 Equity Incentive Plan as of March 14, 2024 at a weighted-average exercise price of $1.71 per share;

•	3,195,191 shares of our common stock available for future issuance as of March 14, 2024 under our 2021 Equity Incentive Plan;

•	1,116,065 shares of our common stock issuable upon the exercise of outstanding warrants as of March 14, 2024 with a weighted average exercise price of $1.67 per share, which are subject to potential anti-dilution adjustment as a result of this offering; and

•	shares of common stock issuable upon exercise of the warrants issuable to the representative of the underwriters in connection with this offering (the “Representative’s Warrants”).

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and warrants described above. The number of shares of our common stock to be outstanding after this offering also does not take into account the shares of our common stock issuable upon the exercise of the Pre-Funded Warrants.

Certain members of our management have indicated an interest in purchasing up to 10% of the securities sold in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell or not sell shares to members of our management, and members of our management could determine to purchase or not purchase units in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. If any of these risks occur, the value of our common stock may decline and you may lose all or part of your investment. Before investing in our securities, you should consider carefully the risk factors set forth in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, along with the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2022 (as supplemented by any subsequently filed Quarterly Reports on Form 10-Q), as well as other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Risks Related to This Offering

Management will have broad discretion over the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds.” You will have limited information concerning our management’s specific intentions regarding the use of the proceeds of this offering and be relying on the judgment of our management regarding the application of the proceeds of this offering. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents, short-term investments and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. Our failure to apply these funds effectively could harm our business, delay the development of our pipeline product candidates and cause the price of our common stock to decline.

If you purchase shares of our common stock or Pre-Funded Warrants sold in this offering, you will experience immediate and substantial dilution.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock or Pre-Funded Warrants you purchase in this offering. Based on a public offering price of $         per share of our common stock and $       per Pre-Funded Warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and based on a net tangible book value of our common stock of $      per share as of September 30, 2023, if you purchase shares of common stock or Pre-Funded Warrants in this offering, you will suffer immediate dilution of $         per share with respect to the net tangible book value of common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of common stock or Pre-Funded Warrants in this offering.

Future issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, including the Pre-Funded Warrants, as well as the exercise of options and warrants currently outstanding, will further dilute your ownership interests and may adversely affect the future market price of our common stock.

We expect that significant additional capital will be needed in the future to continue our planned operations. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition to the Pre-Funded Warrants being sold in this offering, we have a significant number of options and warrants to purchase shares of our common stock outstanding. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue additional options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, shareholders may experience further dilution.

A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Immediately after this offering, we will have                  outstanding shares of common stock, based on the number of shares of our common stock outstanding as of September 30, 2023. This includes the shares that we are selling in this offering, assuming the exercise of all Pre-Funded Warrants, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or certain of our existing shareholders. In addition, we granted registration rights to a holder of a warrant to purchase 1,000,000 shares of our common stock, including the right to have the shares issuable upon exercise of the warrant registered for resale in any registration statement we file, including the registration statement of which this prospectus supplement forms a part. We did not register such shares in this registration statement as the warrant has not vested and is not subject to vesting, in whole or in part, until at least December 31, 2024. We intend to register such shares for resale by the holder thereof prior to any vesting of the warrant. Further, we have also registered the shares of common stock that we may issue under our equity incentive plans. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under securities laws.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may exercise their right to acquire shares of common stock and pay an exercise price of $0. 00001 per share, subject to certain adjustments. The Pre-Funded Warrants will expire when exercised in full. Moreover, following this offering, the market value of the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their imputed offering price. The Pre-Funded Warrants will not be listed or quoted for trading on any market or exchange.

We may not receive any additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant. Accordingly, we may not receive any additional funds upon the exercise of the Pre-Funded Warrants.

The holders of Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise their Pre-Funded Warrants and acquire our common stock, except as set forth in the Pre-Funded Warrants.

Until a holder of Pre-Funded Warrants acquires the shares of common stock upon exercise of the Pre-Funded Warrants, such holder will have no rights with respect to the shares of common stock underlying such Pre-Funded Warrants, except as set forth in the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, holders will be entitled to exercise the rights of common shareholders only as to matters for which the record date occurs after the exercise date.

We will not receive a significant amount or any additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant is exercisable for $0.001 per share of common stock underlying such warrant, which may be paid by way of a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant. Accordingly, we will not receive a significant amount or any additional funds upon the exercise of the Pre-Funded Warrants.

Significant holders or beneficial holders of our common stock may not be permitted to exercise Pre-Funded Warrants that they hold.

A holder of a Pre-Funded Warrant will not be entitled to exercise any portion of any Pre-Funded Warrant which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% of the number of shares of our common stock that would be outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-Funded Warrants.

The market price and trading volume of our common stock have been and may continue to be volatile.

The market price for our common stock has been volatile and may continue to fluctuate or may decline significantly in the future. An active, liquid and orderly market for our common stock may not be sustained, which could depress the trading price of our common stock or cause it to continue to be highly volatile or subject to wide fluctuations. As a result of this volatility, you may not be able to sell your common stock at or above the public offering price and you may lose some or all of your investment. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include, among other things:

•	actual or anticipated variations in our quarterly operating results;

•	announcements by us, our licensees, our joint ventures or our competitors;

•	execution or termination of licensing agreements and joint ventures;

•	performance of our licensees and joint venture partners;

•	factors affecting our licensees’ markets generally;

•	changes in national or regional economic conditions;

•	availability of our spokespersons;

•	continued market acceptance of our brands;

•	our ability to acquire or develop new brands and trademarks;

•	changing customer preferences and our ability to respond;

•	closures of major department stores and mass merchants;

•	supply chain and sourcing disruptions affecting our industries;

•	a decline in general economic conditions resulting in a decrease in consumer spending levels;

•	inflation and/or a potential recession;

•	fluctuations in stock market prices and trading volumes of similar companies;

•	changes in accounting principles;

•	litigation or public concern about the safety of products we manufacture;

•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant shareholders;

•	our announcement of financing transactions, including debt, convertible notes, etc.; and

•	actions by institutional or activist shareholders.

These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Any such litigation could result in substantial costs and a diversion of our management’s attention and resources.

Our common stock has historically been thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

Although our common stock is listed on the Nasdaq Capital Market, our common stock has historically been traded at relatively low volumes. As a result, the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small. This situation is attributable to a number of factors, including that we are currently a small company which is still relatively unknown to securities analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot provide any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Our common stock may be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which could make it more difficult for our stockholders to sell their securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share, subject to a limited number of exceptions, including for having securities registered on certain national securities exchanges. If our common stock were delisted from the Nasdaq Capital Market, market liquidity for our common stock could be severely and adversely affected.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if and when our common stock becomes listed on the Nasdaq Capital Market. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock.

No assurance can be given that our stock will not be subject to these “penny stock” rules in the future.

Investors should be aware that, according to Commission Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include: (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the future volatility of our share price.

System security risk issues as well as other major system failures could disrupt our internal operations or information technology services, and any such disruption could negatively impact our net sales, increase our expenses and harm our reputation.

Consumers are increasingly concerned over the security of personal information transmitted over the internet, consumer identity theft and user privacy, and any compromise of customer information could subject us to customer or government litigation and harm our reputation, which could adversely affect our business and growth. Moreover, we could incur significant expenses or disruptions of our operations in connection with system failures or breaches. In addition, sophisticated hardware and operating system software and applications that we procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of our systems. The costs to us to eliminate or alleviate security problems, viruses and bugs, or any problems associated with our newly transitioned systems or outsourced services could be significant, and the efforts to address these problems could result in interruptions, delays or cessation of service that may impede our sales, distribution or other critical functions. In addition to taking the necessary precautions ourselves, we require that third-party service providers implement reasonable security measures to protect our customers’ identity and privacy as well as credit card information. We do not, however, control these third-party service providers and cannot guarantee that no electronic or physical computer break-ins and security breaches will occur in the future. We could also incur significant costs in complying with the multitude of state, federal and foreign laws regarding the use and unauthorized disclosure of personal information, to the extent they are applicable. In the case of a disaster affecting our information technology systems, we may experience delays in recovery of data, inability to perform vital corporate functions, tardiness in required reporting and compliance, failures to adequately support our operations and other breakdowns in normal communication and operating procedures that could materially and adversely affect our financial condition and results of operations.

We rely significantly on information technology systems and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively and have a material adverse effect on our business, reputation, financial condition, and results of operations.

We rely significantly on our information technology systems to effectively manage and maintain our operations, and internal reports. Any failure, inadequacy or interruption of that infrastructure or security lapse (whether intentional or inadvertent) of that technology, including cybersecurity incidents or attacks, could harm our ability to operate our business effectively. Our investment in ORME also leverages certain artificial intelligence (AI) technologies, which ORME’s technology partner licenses from several third parties including but not limited to Amazon and ChatGPT, and which technologies are nascent and rapidly evolving.

In addition, our technology systems, including our cloud technologies, continue to increase in multitude and complexity, making them potentially vulnerable to breakdown, cyberattack and other disruptions. Potential problems and interruptions associated with the implementation of new or upgraded technology systems or with maintenance or adequate support of existing systems could disrupt or reduce the efficiency of our operations and expose us to greater risk of security breaches. Cybersecurity incidents resulting in the failure of our enterprise resource planning system, production management or other systems to operate effectively or to integrate with other systems, or a breach in security or other unauthorized access or unavailability of these systems or those of any third parties in our supply chain or on whom we otherwise depend, have occurred in the past and may affect our ability in the future to manage and maintain our operations, inventory and internal reports, and result in delays in product fulfillment and reduced efficiency of our operations.

As part of our business, we collect, store, and transmit large amounts of confidential information, proprietary data, intellectual property, and personal data. The information and data processed and stored in our technology systems, and those of our licensees, joint ventures and other third parties on whom we depend to operate our business, may be vulnerable to loss, damage, denial-of-service, unauthorized access or misappropriation. Data security incidents may be the result of unauthorized or unintended activity (or lack of activity) by our employees, contractors, or others with authorized access to our network or malware, hacking, business email compromise, phishing, ransomware or other cyberattacks directed by third parties. While we have implemented measures to protect our information and data stored in our technology systems and those of the third parties that we rely on, our efforts may not be successful. In addition, employee error, malfeasance or other errors in the storage, use or transmission of any such information could result in a disclosure to third parties outside of our network. As a result, we could incur significant expenses addressing problems created by any such inadvertent disclosure or any security breaches of our network.

We have experienced and may continue to experience cybersecurity incidents, including an unsuccessful ransomware attack in February 2024, although to our knowledge we have not experienced any material incident or interruption to date. If such a significant event were to occur, it could result in a material disruption of our business and commercial operations, including due to a loss, corruption or unauthorized disclosure of our trade secrets, personal data or other proprietary or sensitive information. Further, these cybersecurity incidents can lead to the public disclosure of personal information (including sensitive personal information) of our employees, customers and others and result in demands for ransom or other forms of blackmail. Such attacks, including phishing attacks and attempts to misappropriate or compromise confidential or proprietary information or sabotage enterprise information technology systems, are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives (including industrial espionage) and expertise, including by organized criminal groups, “hacktivists”, nation states and others. Moreover, the costs to us to investigate and mitigate cybersecurity incidents could be significant. Any security breach that results in the unauthorized access, use or disclosure of personal data may require us to notify individuals, governmental authorities, credit reporting agencies, or other parties pursuant to privacy and security laws and regulations or other obligations. Such a security compromise could harm our reputation, erode confidence in our information security measures, and lead to regulatory scrutiny. To the extent that any disruption or security breach resulted in a loss of, or damage to, our data or systems, or inappropriate disclosure of confidential, proprietary or personal information, we could be exposed to a risk of loss, enforcement measures, penalties, fines, indemnification claims, litigation and potential civil or criminal liability, which could materially adversely affect our business, financial condition and results of operations.

Not all our contracts contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our data privacy and security obligations. We cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.

Further, the SEC has adopted new rules that require us to provide greater disclosures around proactive security protections that we employ and reactive issues (e.g., security incidents). Any such disclosures, including those under state data breach notification laws, can be costly, and the disclosures we make to comply with, or the failure to comply with, such requirements could lead to adverse consequences.

The company has withheld and rescheduled payment of the $963,642 earnout payment for 2023 due to a spokesperson due to alleged uncured breaches of the spokesperson’s obligations under an employment agreement.

On February 16, 2024, counsel to Lori Goldstein, a brand spokesperson for the company, advised the company that the Company was in material breach of the March 31, 2021 asset purchase agreement for failure to pay the earn-out achieved for 2023 in the amount of $963,642 (the “2023 Earn-out”) under the terms the agreement, and is instead intending on paying such amount quarterly in 2024. The Company does not dispute the amount of the 2023 Earn-out and advised Ms. Goldstein that due to Ms. Goldstein’s failure to make all of the QVC appearances as required by her employment agreement, the Company was not willing to pay the 2023 Earn-out in a lump sum but would make the payment in four quarterly installments. Failure to amicably resolve this dispute could adversely affect the Company’s cash flow and the availability of Ms. Goldstein’s services. To the extent that any of Ms. Goldstein’s services become unavailable to us, we will likely need to utilize our existing back-up guest hosts in lieu of Ms. Goldstein and/or find a replacement for Ms. Goldstein to promote the LOGO by Lori Goldstein brand. Competition for skilled designers and high-profile brand promoters is intense, and compensation levels may be high, and there is no guarantee that we would be able to identify and attract a qualified replacement, or if Ms. Goldstein’s services are not available to us, that we would be able to promote the LOGO by Lori Goldstein brand on QVC and otherwise. This could significantly affect the value of the LOGO by Lori Goldstein brand and our ability to market the brand, and could impede our ability to fully implement our business plan and future growth strategy for the Lori Goldstein brands, which would harm our business and prospects and adversely impact our results of operations, financial conditions and cash flows.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $         million (excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants issued in this offering). We cannot predict when or if the Pre-Funded Warrants will be exercised.

We intend to use all of the net proceeds from this offering for working capital and for general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

Pending use of the proceeds from this offering, we intend to invest the net proceeds of this offering in money market funds, certificates of deposit and corporate debt securities.

DIVIDEND POLICY

We have not paid dividends on our common stock, and we do not plan to pay any dividends in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing licensing operations, further develop our trademarks, and finance the acquisition of additional trademarks. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. In addition, our credit facility limits the amount of cash dividends we may pay while amounts under the credit facility are outstanding.

DILUTION

If you invest in our securities in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock or Pre-Funded Warrant you will pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of September 30, 2023, our net tangible book value was $12,254,000, or $0.62 per share of common stock. After giving effect to the issuance and sale of shares of our common stock and Pre-Funded Warrants at the public offering price of $                per share and $                per Pre-Funded Warrant (which equals the $                per share price at which shares of our common stock are being sold to the public in this offering, less the $0.0001 per share exercise price of each such Pre-Funded Warrant) (assuming all Pre-Funded Warrants are issued, the shares of common stock issuable upon exercise of the Pre-Funded Warrants are issued and receipt of the proceeds upon exercise of the Pre-Funded Warrants), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2023 would have been $             million, or $            per share. This amount would represent an immediate increase in net tangible book value of $            per share to existing shareholders and an immediate dilution in net tangible book value of $            per share to new investors purchasing shares of common stock or Pre-Funded Warrants in this offering. We determine dilution by subtracting the assumed as adjusted net tangible book value per share after this offering from the assumed price per share of common stock (or Pre-Funded Warrant) paid by an investor in this offering.

The following table illustrates this calculation on a per share basis, assuming the underwriter does not exercise its option to purchase additional shares of common stock:

Public offering price per share		$
Net tangible book value per share as of September 30, 2023	$0.62
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering
As adjusted net tangible book value after this offering
Dilution per share to new investors in this offering		$

The foregoing table and calculations are based on 19,878,054 shares of our common stock outstanding as of March 14, 2024 and excludes:

•	4,848,540 shares of our common stock issuable upon the exercise of stock options outstanding as of March 14 , 2024 at a weighted-average exercise price of $1.71 per share;

•	3,195,191 shares of our common stock available for future issuance as of March 14 , 2024 under our Restated Equity Incentive Plan;

•	1,116,065 shares of our common stock issuable upon the exercise of outstanding warrants as of March 14, 2024 with a weighted average exercise price of $1.67 per share, which are subject to potential anti-dilution adjustment as a result of this offering; and

•	shares of common stock issuable upon exercise of the Representative’s Warrants.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and warrants described above.

To the extent that outstanding options and warrants, or any Pre-Funded Warrants sold in this offering, are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2023, as follows:

•	on an actual basis; and

•

on an as adjusted basis to reflect our issuance and sale of shares of our common stock in this offering at the public offering price of $      per share and $    per Pre-Funded Warrant (assuming the exercise of all Pre-Funded Warrants but no exercise of the Representative’s Warrant), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable.

	As of September 30, 2023
	Actual	As Adjusted
	(unaudited)	(unaudited)
Cash and cash equivalents	$2,189,000	$
Total liabilities	$20,441	$
Stockholder’s equity:
Common stock, par value $0.001 per share; 50,000,000 shares authorized; 19,800,053 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	20
Preferred Stock, par value $0.001 per share, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted
Paid-in capital	103,804
Accumulated deficit	(47,052)
Total Xcel Brands’ stockholders’ equity	56,772
Noncontrolling interest	(1,463)
Total stockholders’ equity	55,309
Total liabilities and stockholders’ equity	$75,750	$

The number of shares of our common stock to be outstanding after this offering is based on 19,878,054 shares of our common stock outstanding as of March 14, 2024 and excludes:

•	4,848,540 shares of our common stock issuable upon the exercise of stock options outstanding under our 2011 Equity Incentive Plan and our 2021 Equity Incentive Plan as of March 14, 2024 at a weighted-average exercise price of $1.71 per share;

•	3,195,191 shares of our common stock available for future issuance as of March 14, 2024 under our 2021 Equity Incentive Plan;

•	1,116,065 shares of our common stock issuable upon the exercise of outstanding warrants as of March 14, 2024 with a weighted average exercise price of $1.67 per share, which are subject to potential anti-dilution adjustment as a result of this offering; and

•	shares of common stock issuable upon exercise of the Representative’s Warrants.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and warrants described above. The number of shares of our common stock to be outstanding after this

DESCRIPTION OF SECURITIES OFFERED

We are offering         shares of our common stock and Pre-Funded Warrants to purchase          shares of our common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby.

As of the date of this prospectus supplement, our certificate of incorporation authorizes us to issue up to 50,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share.  As of January 23, 2024, 19,878,054 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary describes the material terms of our capital stock.  The description of capital stock is qualified by reference to our certificate of incorporation and our bylaws.

Common Stock

Voting Rights.  Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and subject to any contractual agreement entered into by any holder of shares.  Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing a majority of our capital stock issued, outstanding, and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.  Our certificate of incorporation does not provide for cumulative voting in the election of directors.

Dividends.  The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available, therefore.

Liquidation Rights.  Upon liquidation, dissolution, or winding up, the holders of shares of our common stock will be entitled to receive pro rata all remaining assets available for distribution to such holders, after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.

Rights and Preferences.  The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preemptive or Similar Rights.  Holders of our common stock have no preemptive rights and no conversion rights, and there are no redemption provisions applicable to our common stock.

Merger or Consolidation: In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Anti-Takeover Effects of Our Charter Documents and Some Provisions of Delaware Law

Delaware Law

We are incorporated in the State of Delaware.  As a result, we are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the time that such stockholder became an interested stockholder, with the following exceptions:

•	before such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation or a direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•	any sale, lease, mortgage, pledge transfer, or other disposition of the assets of the corporation or direct or indirect majority-owned a subsidiary of the corporation to or with the interested stockholder, which assets have an aggregate value equal to 10% or more of the fair value of the assets on a consolidated basis or the aggregate market value of the outstanding stock of the corporation;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or subsidiary to the interested stockholder;

•	any transaction involving the corporation or direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation or the subsidiary beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation or direct or indirect majority-owned subsidiary of the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person (other than the corporation any direct or indirect majority-owned subsidiary of the corporation) who, together with the person’s affiliates and associates, beneficially owns, 15% or more of the outstanding voting stock of the corporation.  A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation.  Since we have not opted out of Section 203, Section 203 may discourage or prevent mergers or other takeover or change of control attempts of us.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides for our board of directors to be elected at each annual meeting of our stockholders.  Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors.  Our bylaws also provide that directors may be removed by the stockholders only for cause upon the vote of 66 2/3% of the shares then entitled to vote at an election of directors.  Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

Our certificate of incorporation, as amended, authorizes our board of directors to establish one or more series of preferred stock.  Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by stockholders.  Our board of directors is able to determine the designations, powers, and relative rights, privileges, preferences and other terms, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights on, a series of preferred stock.

Our bylaws provide that any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Our bylaws also provide that special meetings may be called by a majority of the whole board or by any officer instructed by a majority of the whole board to call the meeting.

Our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must comply with the notice provisions set forth in the bylaws, including, but not limited to, providing timely notice in proper written form to the Secretary.

Our bylaws provide that, except as otherwise provided by the General Corporate Law or the certificate of incorporation, any amendment to, repeal of, or adoption of any provisions inconsistent with these Bylaws, which has not previously received the approval of the Board, shall require for adoption the affirmative vote of the holders of a majority of the issued and outstanding shares present in person or represented by proxy at a meeting of stockholders and entitled to vote thereat.  Our bylaws further provide that many of the provisions require for adoption the affirmative vote of the holders of not less than two-thirds of the issued and outstanding shares entitled to vote at a duly called and convened annual or special meeting of stockholders.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors.  Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.  In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights.  However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.  The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “XELB.”

Description of Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the provisions of the Pre-Funded Warrants. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Form

The Pre-Funded Warrants will be issued as individual warrant certificates to the investors. The form of Pre-Funded Warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Duration and Exercise Price

The Pre-Funded Warrants offered hereby will have an exercise price of $0.001 per share. The Pre-Funded Warrants will be immediately exercisable, do not expire and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise prices and numbers of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed notice of exercise accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the holder’s election) of our outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If at any time there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares of common stock issuable upon exercise of the Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability

A Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for any of the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than for the purpose of changing the Company’s name and /or the jurisdiction of incorporation of the Company or a holding company of the Company), (ii) the company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the company or another person) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock or 50% or more of the voting power of the then outstanding common equity of the company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (v) the company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of common stock or 50% or more of the voting power of the then outstanding common equity of the company (not including any shares of common stock held by the other person or persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the same kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Waivers and Amendments

No term of the Pre-Funded Warrants may be amended or waived without our written consent and the written consent of the holder of such Pre-Funded Warrant.

UNDERWRITING

We are offering the shares of our common stock and Pre-Funded Warrants described in this prospectus supplement and the accompanying base prospectus through the underwriter listed below. The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock and Pre-Funded Warrants listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares if any are purchased. Craig-Hallum Capital Group LLC is the sole underwriter.

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Craig-Hallum Capital Group LLC
Total

The underwriter has advised us that it proposes to offer the shares of common stock and Pre-Funded Warrants to the public at a price of $             per share and $             per Pre-Funded Warrant (which equals the $                per share price at which shares of our common stock are being sold to the public in this offering, less the $0.001 per share exercise price of each such Pre-Funded Warrant). The underwriter proposes to offer the shares of common stock and Pre-Funded Warrants to certain dealers at the same price less a concession of not more than $             per share and $             per Pre-Funded Warrant, of which up to $      per share or $       per Pre-Funded Warrant may be reallowed to other dealers. After the offering, these figures may be changed by the underwriter.

The shares and Pre-Funded Warrants sold in this offering are expected to be ready for delivery on or about      , 2024, against payment in immediately available funds. The underwriter may reject all or part of any order.

The table below summarizes the underwriting discounts that we will pay to the underwriter. In addition to the underwriting discount, we have agreed to reimburse up to $95,000 of the fees and expenses of the underwriter, which includes the fees and expenses of counsel to the underwriter, in connection with this offering. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Share	Per Pre- Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses and fees, to us	$	$	$

(1)	The underwriter shall receive an underwriting discount of 8.0% of the aggregate gross proceeds hereunder.

We estimate that the total expenses of this offering, excluding underwriting discounts, will be approximately $          . This includes $95,000 of fees and expenses of the underwriter which are payable by us.

Representative’s Warrants

Upon closing of this offering, we have agreed to issue the representative warrants (the “Representative’s Warrants”) as compensation to purchase up to       shares of common stock (5% of the aggregate number of shares of common stock and/or Pre-Funded Warrants sold in this offering). The Representative’s Warrants will be exercisable at a per share exercise price of $    .. The Representative’s Warrants are exercisable, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the shares of common stock and/or Pre-Funded Warrants in this offering.

The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. The representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in this offering. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the Representative’s Warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed to not sell any shares of our common stock, or any securities convertible into or exercisable or exchangeable into shares of common stock, subject to certain exceptions, for a period of 60 days after the closing of this offering unless we obtain prior written consent of the underwriter. Consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. In addition, each of our directors and executive officers and their affiliates has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, subject to certain limited circumstances, our directors and officers of the Company may not sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the closing of this offering without first obtaining the written consent of the underwriter. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of securities in this offering is complete, SEC rules may limit the ability of the underwriter to bid for and purchase shares of our common stock. As an exception to these rules, underwriters are permitted to engage in certain transactions which stabilize the price of the shares of common stock, which may include short sales, covering transactions and stabilizing transactions. Short sales involve sales of shares of common stock in excess of the number of shares to be purchased by the underwriter in the offering, which creates a short position. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of common stock from us in the offering. An underwriter may close out any covered short position by either exercising its option to purchase additional shares of common stock or purchasing shares of common stock in the open market. “Naked” short sales are any sales in excess of such option. Because the underwriter does not have an option to purchase additional shares from us, any short positions will be “naked” and it would have to close out any such short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the shares of common stock made by the underwriter in the open market prior to the completion of the offering.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter repays to another underwriter a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on our shares of common stock. Any of these activities may have the effect of preventing or retarding a decline in the market price of our shares of common stock. They may also cause the price of the shares of common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. If an underwriter commences any of these transactions, it may discontinue them at any time without notice.

Other Relationships

The underwriter and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectus supplements electronically. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Listing on Nasdaq

Our common stock is listed on The Nasdaq Capital Market under the symbol “XELB”.

There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop for either security. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. In addition, we do not intend to list the Pre-Funded Warrants on Nasdaq, any other national securities exchange, or any other trading system.

LEGAL MATTERS

The validity of the issuance of the common stock and/or Pre-Funded Warrants offered by this prospectus supplement will be passed upon for us by Blank Rome LLP, New York, New York. Certain matters will be passed upon for the underwriters by Troutman Pepper Hamilton Sanders LLP, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements of Xcel Brands, Inc. and subsidiaries as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement and accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein.

We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investors” section of our website at www.xcelbrands.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on April 17, 2023;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 18, 2023, August 14, 2023 and November 20, 2023, respectively;

•	Our Current Reports on Form 8-K, filed with the SEC on June 7, 2023, October 20, 2023 and December 7, 2023 (other than as indicated therein); and

•	The description of our Common Stock set forth in: (i) our registration statement on Form 10-SB filed with the SEC on September 18, 2000, pursuant to Section 12(g) of the Exchange Act, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on April 17, 2023.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement shall be deemed incorporated by reference into this prospectus supplement and accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing such documents.

Any statement contained in a document incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Xcel Brands, Inc.

1333 Broadway, 10th Floor

New York, New York 10018

(347) 727-2474

Attn: Chief Financial Officer

In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.xcelbrands.com. The information on such website is not incorporated by reference and is not a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time, offer and sell up to $100,000,000 of any combination of our common stock, preferred stock, debt securities, warrants or units described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus.  We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants or units.

This prospectus provides you with a general description of the securities that we may offer.  Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.  The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement.  If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth,  in the applicable prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.  No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XELB.” On January 23, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.55 per share.  The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other exchange of the specific security covered by such prospectus supplement.

February 6, 2024

As of January 23, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was $17,115,550, based on 19,878,054 shares of our outstanding common stock, of which 11,042,290 shares were held by non-affiliates, and a per share price of $1.55, the closing sale price of our common stock on January 23, 2024.  Pursuant to General Instruction I.B.6 to a registration statement on Form S-3, in no event will we sell our securities in a public primary offering with an aggregate market value exceeding one-third of our public float in a twelve-calendar month period so long as our public float remains below $75,000,000.  We have not offered or sold any securities during the past twelve months pursuant to General Instruction I.B.6 to Form S-3.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus and contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 25, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $100,000,000 of common stock and preferred stock, various series of debt securities and/or warrants or units to purchase any of such securities, either individually or in combination with other securities as described in this prospectus.  Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus.  To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement.  You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

i

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Xcel,” “the company,” “we,” “us,” “our” and similar references refer to Xcel Brands, Inc., an entity incorporated under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies.  All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities.  Prospective purchasers of our securities should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.  Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Xcel is a media and consumer products company engaged in the design, production, marketing, live streaming, wholesale distribution, and direct-to-consumer sales of branded apparel, footwear, accessories, fine jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands.  Xcel was founded in 2011 with a vision to reimagine shopping, entertainment, and social media as one thing.  Currently, the Company’s brand portfolio consists of the LOGO by Lori Goldstein brand (the “Lori Goldstein Brand”), the Halston brands (the “Halston Brand”), the Judith Ripka brands (the “Ripka Brand”), the C Wonder brands (the “C Wonder Brand”), the Longaberger brand (the “Longaberger Brand”), the Isaac Mizrahi brands (the “Isaac Mizrahi Brand”), and other proprietary brands:

•	The Lori Goldstein Brand, Halston Brand, Ripka Brand, and C Wonder Brand are wholly owned by the Company.

•	We manage the Longaberger Brand through our 50% ownership interest in Longaberger Licensing, LLC.

•	The Company wholly owned and managed the Isaac Mizrahi Brand through May 31, 2022. On May 31, 2022, we sold a majority interest in the brand to a third party, but retained a 30% noncontrolling interest in the brand and continue to contribute to the operations of the brand through a service agreement.

Xcel continues to pioneer a true omni-channel sales strategy which includes the promotion and sale of products under its brands through interactive television, digital live-stream shopping, wholesale, and e-commerce channels to be everywhere its customers shop.  Our brands have generated over $3 billion in retail sales via live streaming in interactive television and digital channels alone

Our objective is to build a diversified portfolio of lifestyle consumer brands through organic growth and the strategic acquisition of new brands.  To grow our brands, we are focused on the following primary strategies:

•	distribution and/or licensing of our brands for sale through interactive television (i.e., QVC, HSN, The Shopping Channel, TVSN, CJO, JTV, etc.);

•	licensing of our brands to retailers that sell to the end consumer;

•	direct-to-consumer distribution of our brands through e-commerce and live streaming;

•	licensing our brands to manufacturers and retailers for promotion and distribution through e-commerce, social commerce, and traditional brick-and-mortar retail channels whereby we provide certain design services; and

•	acquiring additional consumer brands and integrating them into our operating platform and leveraging our operating infrastructure and distribution relationships.

We believe that Xcel offers a unique value proposition to our retail and direct-to-consumer customers and our licensees for the following reasons:

•	our management team, including our officers’ and directors’ experience in, and relationships within the industry;

•	our deep knowledge, expertise, and proprietary technology in live streaming;

•	our design, production, sales, marketing, and supply chain and integrated technology platform that enables us to design and distribute trend-right product; and

•	our significant media and internet presence.

We utilize state-of-the-art supply chain management technology, trend analytics, and data science to actively monitor fashion trends and read and react to customer demands

General Corporate Information

The Company was incorporated on August 31, 1989 in the State of Delaware under the name Houston Operating Company.  On April 19, 2005, we changed our name to NetFabric Holdings, Inc. On September 29, 2011, Xcel Brands, Inc., a privately-held Delaware corporation (which we refer to as Old Xcel), Netfabric Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and certain stockholders of the Company entered into an agreement of merger and plan of reorganization pursuant to which Netfabric Acquisition Corp. was merged with and into Old Xcel, with Old Xcel surviving as a wholly owned subsidiary of the Company.  On September 29, 2011, we changed our name to Xcel Brands, Inc.

Our principal office is located at 1333 Broadway, New York, NY 10018.  Our telephone number is (347) 727-2474.

Additionally, we maintain websites for our respective brands and an e-commerce site for our Judith Ripka brand at www.isaacmizrahi.com, www.halston.com, www.cwonder.com, www.longaberger.com, www.lorigoldstein.com, and www.judithripka.com.  Our corporate website is www.xcelbrands.com.  The information contained on, or that can be accessed through, our websites is not part of, and should not be construed as being incorporated by reference into this prospectus.

The Securities We May Offer

We may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units in combination with other securities, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•	conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material United States federal income tax considerations, if any.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers.  We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities.  If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may issue shares of our common stock from time to time.  Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, and subject to any contractual agreement entered into by any holder of shares.  Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.  Our certificate of incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.  Upon liquidation, dissolution, or winding up, the holders of shares of our common stock will be entitled to receive pro rata all remaining assets then-available for distribution to such holders.  Holders of our common stock have no preemptive or other subscription rights and no conversion rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more classes or series as the board may determine from time to time.  Each such class or series shall be distinctly designated.  All shares of any one class or series of the preferred stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative.  The voting powers, designations, preferences, limitations, restrictions and relative rights thereof, if any, may differ from those of any and all other series outstanding at any time.  Our board of directors has express authority to fix (by resolutions adopted prior to the issuance of any shares of each particular class or series of preferred stock) the number of shares, voting powers, designations, preferences, limitations, restrictions and relative rights of each such class or series.  The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and the issuance of preferred stock may delay, defer or prevent a change in our control.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series.  We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, or SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock.  We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  The senior debt securities will rank equally with any other unsecured and unsubordinated debt.  The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness.  Convertible debt securities will be convertible into or exchangeable for our common stock or other securities.  Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee.  In this prospectus, we have summarized certain general features of the debt securities.  We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.  A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series.  We may issue warrants independently or as units in combination with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.  In this prospectus, we have summarized certain general features of the warrants.  We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates.  Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent.

We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series.  We may evidence each series of units by unit certificates that we will issue under a separate agreement.  We may enter into unit agreements with a unit agent.  Each unit agent will be a bank or trust company that we select.  We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to the units being offered, as well as the complete unit agreement that contains the terms of the units.

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety.  The risks described in these documents are not the only ones we face, but those that we consider to be material.  There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results.  Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.  If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed.  This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.  Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations.  Forward-looking statements include all statements that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions.  These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans, and capital needs.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.  We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in the documents incorporated by reference herein.  These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  All forward-looking statements are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby.  Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder primarily for working capital and general corporate purposes.  We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation authorizes us to issue up to 50,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share.  As of January 23, 2024, 19,878,0054 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary describes the material terms of our capital stock.  The description of capital stock is qualified by reference to our certificate of incorporation and our bylaws.

Common Stock

Voting Rights.  Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and subject to any contractual agreement entered into by any holder of shares.  Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing a majority of our capital stock issued, outstanding, and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.  Our certificate of incorporation does not provide for cumulative voting in the election of directors.

Dividends.  The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available, therefore.

Liquidation Rights.  Upon liquidation, dissolution, or winding up, the holders of shares of our common stock will be entitled to receive pro rata all remaining assets available for distribution to such holders, after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.

Rights and Preferences.  The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preemptive or Similar Rights.  Holders of our common stock have no preemptive rights and no conversion rights, and there are no redemption provisions applicable to our common stock.

Merger or Consolidation: In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Preferred Stock

This section describes the general terms of our preferred stock to which any prospectus supplement may relate.  A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail, and may provide information that is different from this prospectus.  If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.  A copy of our certificate of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement.  A certificate of amendment to our certificate of incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference from a report that we file with the SEC.

Our certificate of incorporation, as amended, authorizes our board of directors to establish one or more series of preferred stock.  Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by stockholders.  Our board of directors is able to determine the designations, powers, and relative rights, privileges, preferences and other terms, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights on, a series of preferred stock.

Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future.  The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

The following description of our preferred stock, together with any description of our preferred stock in a prospectus supplement summarizes the material terms and provisions of the preferred stock that we may sell under this prospectus.  We urge you to read the applicable prospectus supplement(s) related to the particular series of preferred stock that we sell under this prospectus and to the actual terms and provisions contained in our certificate of incorporation and amended and restated bylaws, each as amended from time to time.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the amendment to our certificate of incorporation relating to that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any amendment to our certificate of incorporation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  This description of the preferred stock in the amendment to our certificate of incorporation and any applicable prospectus supplement may include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Anti-Takeover Effects of Our Charter Documents and Some Provisions of Delaware Law

Delaware Law

We are incorporated in the State of Delaware.  As a result, we are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the time that such stockholder became an interested stockholder, with the following exceptions:

•	before such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation or a direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

•	any sale, lease, mortgage, pledge transfer, or other disposition of the assets of the corporation or direct or indirect majority-owned a subsidiary of the corporation to or with the interested stockholder, which assets have an aggregate value equal to 10% or more of the fair value of the assets on a consolidated basis or the aggregate market value of the outstanding stock of the corporation;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or subsidiary to the interested stockholder;

•	any transaction involving the corporation or direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation or the subsidiary beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation or direct or indirect majority-owned subsidiary of the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person (other than the corporation any direct or indirect majority-owned subsidiary of the corporation) who, together with the person’s affiliates and associates, beneficially owns, 15% or more of the outstanding voting stock of the corporation.  A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation.  Since we have not opted out of Section 203, Section 203 may discourage or prevent mergers or other takeover or change of control attempts of us.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides for our board of directors to be elected at each annual meeting of our stockholders.  Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors.  Our bylaws also provide that directors may be removed by the stockholders only for cause upon the vote of 66 2/3% of the shares then entitled to vote at an election of directors.  Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

Our certificate of incorporation, as amended, authorizes our board of directors to establish one or more series of preferred stock.  Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by stockholders.  Our board of directors is able to determine the designations, powers, and relative rights, privileges, preferences and other terms, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights on, a series of preferred stock.

Our bylaws provide that any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Our bylaws also provide that special meetings may be called by a majority of the whole board or by any officer instructed by a majority of the whole board to call the meeting.

Our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must comply with the notice provisions set forth in the bylaws, including, but not limited to, providing timely notice in proper written form to the Secretary.

Our bylaws provide that, except as otherwise provided by the General Corporate Law or the certificate of incorporation, any amendment to, repeal of, or adoption of any provisions inconsistent with these Bylaws, which has not previously received the approval of the Board, shall require for adoption the affirmative vote of the holders of a majority of the issued and outstanding shares present in person or represented by proxy at a meeting of stockholders and entitled to vote thereat.  Our bylaws further provide that many of the provisions require for adoption the affirmative vote of the holders of not less than two-thirds of the issued and outstanding shares entitled to vote at a duly called and convened annual or special meeting of stockholders.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors.  Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.  In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights.  However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.  The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004.  The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “XELB.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other exchange of the specific security covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.  Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture.  The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.  We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplement and any related free writing prospectus related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture will not limit the amount of debt securities that we may issue.  It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate.  Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount.  These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities.  Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities.  We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety.  However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series; • reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series.  To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating such securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series.  Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement.  While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.  The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed or will file forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part.  We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.  The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus.  We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.  Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement.  We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent in connection with the exercise of the warrant.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise.  If fewer than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement and related free writing prospectus, summarizes the material terms and provisions of the units that we may offer under this prospectus.  While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.  The following description of units will apply to the units offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.  The applicable prospectus supplement for a particular series of units may specify different or additional terms.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of unit agreement that contains the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of the related series of units offered under this prospectus.  The following summary of material terms and provisions of the units is subject to, and qualified in its entirety by reference to, all the provisions of the form of unit agreement and any supplemental agreements applicable to a particular series of units that we may offer under this prospectus.  We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.  We may evidence each series of units by unit certificates that we will issue under a separate agreement.  We may enter into unit agreements with a unit agent.  Each unit agent will be a bank or trust company that we select.  We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods.  We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.  We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

•	We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable;

•	the name or names of the underwriters, dealers or agents or other purchasers, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds we will receive from the sale;

•	any option to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

•	any agency fees or underwriting discounts to be allowed or paid to the agent or underwriters;

•	all other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.  Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.  If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option.  If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.  We may use underwriters, dealers or agents with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, dealers or underwriters may make with respect to these liabilities.  Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  An underwriter’s option to purchase additional share involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.  Syndicate covering or other short-covering transactions involve purchases of the securities, either through exercise of option to purchase additional shares or in the open market after the distribution is completed, to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters, dealers or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.  Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Blank Rome LLP, New York, New York.  Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

As of the date of this prospectus supplement, an attorney of Blank Rome LLP beneficially owns securities exercisable to purchase shares of our common stock that represent less than 1% of our outstanding shares of common stock.

EXPERTS

The consolidated financial statements of  Xcel Brands, Inc. and Subsidiaries as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022 incorporated by reference in this Prospectus have been audited by Marcum LLP, an independent registered public accounting firm, and are incorporated by reference in reliance on the report of Marcum LLP, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.  Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public at the SEC’s website at www.sec.gov.  Additional information about Xcel Brands, Inc. is contained at our website, www.xcelbrands.com.  Information on our website is not incorporated by reference into this prospectus supplement.  We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The SEC file number for the documents incorporated by reference in this prospectus is 001-37527.  The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on April 17, 2023;

•	Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 18, 2023, August 11, 2023 and November 20, 2023, respectively;

•	Our Current Report on Form 8-K, filed with the SEC on June 7, 2023, October 20, 2023 and December 7, 2023 (other than as indicated therein); and

•	The description of our Common Stock set forth in: (i) our registration statement on Form 10-SB filed with the SEC on September 18, 2000, pursuant to Section 12(g) of the Exchange Act, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on April 17, 2023.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering.  These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents.  You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Xcel Brands, Inc.

1333 Broadway, 10th Floor

New York, New York 10018

(347) 727-2474

Attn: Chief Financial Officer

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

Shares of Common Stock

Pre-Funded Warrants to Purchase up to             Shares of Common Stock

Shares of Common Stock Underlying the Pre-Funded Warrants

XCEL BRANDS, INC.

PRELIMINARY PROSPECTUS SUPPLEMENT

              , 2024

Craig-Hallum